UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2018 (March 16, 2018)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 1 to Agreement and Plan of Merger

As previously announced on February 12, 2018, General Dynamics Corporation, a Delaware corporation (“General Dynamics”), Red Hawk Enterprises Corp., a Nevada corporation and a wholly owned subsidiary of General Dynamics (“Merger Sub”), and CSRA Inc., a Nevada corporation (“CSRA”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub has commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of CSRA’s common stock, par value $0.001 per share (the “Shares”), for a purchase price of $40.75 per Share in cash, net of applicable withholding taxes and without interest (the “Offer Price”). The Merger Agreement also provides, among other things, that following completion of the Offer and subject to certain conditions, Merger Sub will merge with and into CSRA (together with the Offer, the “Transactions”), with CSRA continuing as the surviving corporation and a wholly owned subsidiary of General Dynamics.

On March 20, 2018, General Dynamics, Merger Sub and CSRA entered into an amendment (“Amendment No. 1”) to the Merger Agreement. Pursuant to Amendment No. 1, the Offer Price was increased from $40.75 per Share to $41.25 per Share, less any applicable withholding of taxes and without interest, payable in cash, in accordance with the terms and conditions of the Offer (as so amended).

The foregoing summary of Amendment No. 1 is not complete and is qualified in its entirety by reference to the Amendment No. 1, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference. Other than as expressly modified pursuant to Amendment No. 1, the Merger Agreement remains in full force and effect as originally executed on February 9, 2018.

364-Day Credit Agreement

In contemplation of financing the Transactions, on March 16, 2018, General Dynamics entered into a 364-Day Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein (the “364-Day Credit Agreement”). The 364-Day Credit Agreement provides General Dynamics with a syndicated $7.5 billion, 364-day revolving credit facility (the “364-Day Credit Facility”) to be used for general corporate purposes, including, without limitation, to finance the Transactions. The aggregate commitments in respect of the 364-Day Credit Facility will be automatically reduced by, and the aggregate loans under the 364-Day Credit Facility will be prepaid, within five business days of receipt of such amount (at par plus accrued and unpaid interest) with, the net cash proceeds received by General Dynamics or any of its subsidiaries from any sale or issuance of debt securities (excluding any issuances under commercial paper programs); provided, however, that the aggregate commitments in respect of the 364-Day Credit Facility will not be reduced below $2.0 billion.

The revolving commitment under the 364-Day Credit Facility is available through floating rate advances and Eurocurrency advances. Advances will be made in U.S. Dollars in the case of floating rate advances, or in U.S. Dollars, British Pounds Sterling, Canadian Dollars, Swiss Francs, Euros or other currencies as General Dynamics may request (subject to certain eligibility requirements in the case of all non-U.S. currencies) in the case of other advances. Each floating rate advance (unless and until converted into a Eurocurrency advance) will bear interest at a per annum rate equal to the Alternate Base Rate (a rate based on the prime rate, the Federal Reserve Bank of New York’s federal funds effective rate or overnight bank funding rate plus 0.5% per annum or the Eurocurrency Rate minus the Applicable Eurocurrency Margin, in each case, plus 1%) for such day, plus the Applicable ABR Margin set forth on the Pricing Schedule (as all such capitalized terms are defined in the 364-Day Credit Agreement). The rate of interest applicable to each Eurocurrency advance will be the applicable Eurocurrency Rate (as defined in the 364-Day Credit Agreement).

The 364-Day Credit Agreement requires General Dynamics to comply with various affirmative and negative covenants, including, without limitation (i) covenants to provide certain financial information and reports, (ii) limitations on its ability to merge with other persons or dispose of all or substantially all of its assets and (iii) covenants to refrain from incurring certain liens on its Principal Property or that of its Restricted Subsidiary (as such capitalized terms are defined therein). Repayments under the 364-Day Credit Facility can be accelerated by the lenders upon the occurrence of certain events of default, including, without limitation, a failure to pay any principal, interest or other amounts due for five business days after receiving notice, breaches of certain affirmative and negative covenants and other terms of the 364-Day Credit Agreement, failure to pay certain other debts when due or the occurrence of a change in control. The 364-Day Credit Facility is unsecured. Certain subsidiaries of General Dynamics are required to guarantee the obligations of General Dynamics thereunder.

General Dynamics and its subsidiaries have relationships with some of the lenders under the 364-Day Credit Facility where they provide commercial banking, underwriting and other financial advisory services for which they have received (or will receive) customary fees and expenses.

The foregoing summary of the 364-Day Credit Agreement is not complete and is qualified in its entirety by reference to the 364-Day Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Notice to Investors

This Current Report on Form 8-K is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of CSRA stock. On March 5, 2018, Merger Sub commenced a tender offer to purchase all of the shares of common stock, par value $0.001 per share of CSRA that are issued and outstanding. On March 20, 2018, the tender office price was increased to a price per share of $41.25, in cash, without interest and less any applicable withholding of taxes. The tender offer expires at 11:59 p.m., New York City time, on Monday, April 2, 2018, unless extended. If the tender offer is extended, we will inform the depositary of that fact and will make a public announcement of the extension no later than 9:00 a.m., New York City time, on the business day after the day on which the tender offer was scheduled to expire. On March 5, 2018, Merger Sub filed a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and on the same date CSRA filed a solicitation/recommendation statement with respect to the tender offer. Investors and shareholders of CSRA are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they have been amended and may be amended from time to time, because they contain important information that shareholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement are available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that Merger Sub files with the SEC are available to all shareholders of CSRA free of charge at www.generaldynamics.com. The solicitation/recommendation statement and the other documents filed by CSRA with the SEC are available to all shareholders of CSRA free of charge at www.CSRA.com.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K, including any statements as to the financing and completion of the Transactions, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the filings that General Dynamics files with the SEC, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. General Dynamics does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated March 20, 2018, by and among General Dynamics Corporation, Red Hawk Enterprises Corp. and CSRA Inc.

10.1	364-Day Credit Agreement, dated as of March 16, 2018, by and among General Dynamics Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

	by	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Senior Vice President, General Counsel and Secretary
Dated: March 20, 2018		(Authorized Officer)

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